Exhibit 20.15

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591	MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.05%
Delinquency Rate:	30 to 59 days	1.28%
	60 to 89 days	0.81%
	90 + days	1.70%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		19.10%
Weighted Average Coupon		6.17%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.94%

Excess Spread Percentage:	June-05	7.49%
	May-05	7.36%
	Apr-05	5.73%
3-Month Average Excess Spread		6.86%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Series		COMT 1999-3
Size		$500	MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.05%
Delinquency Rate:	30 to 59 days	1.28%
	60 to 89 days	0.81%
	90 + days	1.70%

Excess Spread Analysis

Series		COMT 1999-3
Portfolio Yield		19.10%
Weighted Average Coupon		3.87%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.94%

Excess Spread Percentage:	June-05	9.79%
	May-05	9.76%
	Apr-05	8.34%
3-Month Average Excess Spread		9.30%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Series		COMT 2000-3		COMT 2000-4
Size		$1000	MM	$1200	MM
Expected Maturity (Class A)		08/15/2007		10/17/2005

Gross Monthly Payment Rate		17.05%		17.05%
Delinquency Rate:	30 to 59 days	1.28%		1.28%
	60 to 89 days	0.81%		0.81%
	90 + days	1.70%		1.70%

Excess Spread Analysis

Series		COMT 2000-3	COMT 2000-4
Portfolio Yield		19.10%	19.10%
Weighted Average Coupon		3.89%	6.21%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.94%	3.94%

Excess Spread Percentage:	June-05	9.27%	6.95%
	May-05	9.25%	6.83%
	Apr-05	7.82%	5.20%
3-Month Average Excess Spread		8.78%	6.33%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Series		COMT 2001-1		COMT 2001-2		COMT 2001-3		COMT 2001-5
Size		$1200	MM	$1200	MM	$750	MM	$1000	MM
Expected Maturity (Class A)		02/15/2008		03/15/2006		05/15/2006		08/15/2006

Gross Monthly Payment Rate:		17.05%		17.05%		17.05%		17.05%
Delinquency Rate:	30 to 59 days	1.28%		1.28%		1.28%		1.28%
	60 to 89 days	0.81%		0.81%		0.81%		0.81%
	90 + days	1.70%		1.70%		1.70%		1.70%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Portfolio Yield		19.10%	19.10%	19.10%	19.10%
Weighted Average Coupon		3.54%	5.27%	5.23%	5.10%
Servicing Fee Percentage		2.00%	2.00%	2.00%	2.00%
Net Loss Rate		3.94%	3.94%	3.94%	3.94%

Excess Spread Percentage:	June-05	9.63%	7.90%	7.94%	8.06%
	May-05	9.61%	7.78%	7.81%	7.94%
	Apr-05	8.18%	6.14%	6.18%	6.31%
3-Month Average Excess Spread		9.14%	7.27%	7.31%	7.44%

Series		COMT 2001-6		COMT 2001-8
Size		$1300	MM	$1000	MM
Expected Maturity (Class A)		08/15/2008		10/16/2006

Gross Monthly Payment Rate		17.05%		17.05%
Delinquency Rate:	30 to 59 days	1.28%		1.28%
	60 to 89 days	0.81%		0.81%
	90 + days	1.70%		1.70%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	19.10%	19.10%
	Weighted Average Coupon	3.73%	4.53%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	3.94%	3.94%

Excess Spread Percentage:	June-05	9.43%	8.64%
	May-05	9.41%	8.51%
	Apr-05	7.98%	6.88%
	3-Month Average Excess Spread	8.94%	8.01%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Series		COMT 2002-1		COMT 2002-2		COMT 2002-4
Size		$1000	MM	$620	MM	$750	MM
Expected Maturity (Class A)		01/15/2009		03/15/2007		05/15/2007

Gross Monthly Payment Rate		17.05%		17.05%		17.05%
Delinquency Rate:	30 to 59 days	1.28%		1.28%		1.28%
	60 to 89 days	0.81%		0.81%		0.81%
	90 + days	1.70%		1.70%		1.70%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		19.10%	19.10%	19.10%
Weighted Average Coupon		3.57%	3.50%	4.80%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		3.94%	3.94%	3.94%

Excess Spread Percentage:	June-05	9.60%	9.66%	8.36%
	May-05	9.58%	9.65%	8.24%
	Apr-05	8.15%	8.22%	6.61%
3-Month Average Excess Spread		9.11%	9.18%	7.74%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.